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The Board of Directors
Adams Outdoor Advertising, Inc.:

  We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the registration statement.

                                                /s/ KPMG Peat Marwick LLP
                                                   KPMG Peat Marwick LLP

Atlanta, Georgia
June 5, 1996